                                                                     Exhibit 3.C


[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]



   STEVEN E. ROTH
   DIRECT LINE: (202)383-0158
   Internet: sroth@sablaw.com




                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


                                 April 19, 2001


Board of Directors
Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713

Directors:

            We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus for certain flexible premium variable life insurance policies filed as part of post-effective amendment number 7 to the registration statement on Form S-6 for Providentmutual Variable Life Separate Account (File No. 33-83138). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                    Very Truly Yours,

                                    SUTHERLAND ASBILL & BRENNAN LLP


                                    By:  /s/ Stephen E. Roth
                                         ---------------------------------------
                                             Stephen E. Roth